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                                                                     EXHIBIT 5.1

                                       ATTORNEYS AT LAW        Broomfield, CO
                                                               720 566-4000

                                                               Reston, VA
                                       Five Palo Alto Square   703 456-8000
                                       3000 El Camino Real
                                       Palo Alto, CA           San Diego, CA
                                       94306-2155              858 550-6000

                                       Main 650 843-5000       San Francisco, CA
                                       Fax  650 849-7400       415 693-2000

                                       www.cooley.com

February 6, 2004

GTx, Inc.
3 N. Dunlap Street, 3rd Floor
Van Vleet Building
Memphis, TN 38163

RE: S-8 REGISTRATION STATEMENT 5.1 OPINION

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by GTx, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 2,981,800 shares of the Company's Common Stock, $.001 par value per share (the "Shares"), pursuant to the Company's 2004 Equity Incentive Plan, 2004 Non-Employee Directors' Stock Option Plan, 2002 Stock Option Plan, 2001 Stock Option Plan, 2000 Stock Option Plan and 1999 Stock Option Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, the Company's Certificate of Incorporation and Bylaws, as amended, the Plans and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/ Suzanne Sawochka Hooper
    Suzanne Sawochka Hooper